UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 16, 2005

NAPTAU GOLD CORPORATION (Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation	00 0-2600 (Commission File Number)	22-3386947 (IRS Employer Identification No.)

103 East Holly Street, Suite 303, Bellingham Washington (Address of principal executive offices)	98226 (Zip Code)

Registrant's telephone number, including area code 604 277 5252

5391 Blundell Road, Richmond British Columbia Canada V7C 1H3 (Former name or former address, if changed since last report)

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant

Effective January 24, 2005 the Board of Directors of Naptau Gold Corporation, Inc. (the "Company") accepted the resignation by G. Ross McDonald, Chartered Accountant ("McDonald ") as its independent auditors for the fiscal year ended December 31, 2004 because he is no longer prepared to accept audits for non-Canadian public companies and on January 24 appointed Peterson Sullivan PLLC Certified Public Accountants, 2005 ("Peterson") as McDonald's replacement. The decision to change auditors was approved by the Company's Board of Directors on January 20, 2005.

For the last two fiscal years, McDonald’s reports on the financial statements of the Company did not contain an adverse opinion or a disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope, or accounting principles.  For the last two fiscal years and any subsequent interim period preceding the resignation, there were no disagreements with McDonald on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of McDonald would have caused McDonald to make reference to the matter in their reports.

The Company has provided a copy of this disclosure to McDonald and requested McDonald to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether McDonald agrees with the statements made by the Company in this report, and, if not, stating the respects in which they do not agree.  A copy of McDonald’s response is included as an exhibit to this report.

Item 7  Financial Statements and Exhibits

(c) Exhibits

16.1 Letter dated March 15, 2005 from McDonald regarding the statements made by the Company in this Current Report.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

           Naptau Gold Corporation

March 16, 2005                                          By:  ____________

   J. Greig, Director and President

03/16/2005 18:11 FAX 604 684 6334 G. ROSS McDONALD, C.A. 001

Exhibit 16.1

March 16, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Naptau Gold Corporation
Commission File No. 000-2600

I have read the statements that I understand Naptau Gold Corporation will include in Item 4 of the Form 8-K report it will file regarding the recent change of auditors. I agree with such statements made regarding my firm.

I have no basis to disagree with any other statement made in Item 4 of such report.

Sincerely,
G. Ross McDonald
Chartered Accountant

G. Ross McDonald, C. A.